UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2011

1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04: TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE AND BENEFITS PLANS
The service provider for the Washington Gas Light Company Savings Plan (Savings Plan) and Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan (CAP Plan) are being changed. In order to facilitate this change, there will be a period during which Savings Plan and CAP Plan participants and beneficiaries temporarily will be unable to direct or diversify investments in their plan accounts or obtain a loan or distribution from the plans. This period is expected to begin on September 26, 2011 and is expected to end on October 14, 2011 (Blackout Period).
As a result of the foregoing, on September 9, 2011, WGL Holdings, Inc. (WGL Holdings) and Washington Gas Light Company (Washington Gas) sent a notice (Notice) to its directors and executive officers informing them that, as a result of the changes to the Savings and CAP Plans and the Blackout Period, the Sarbanes-Oxley Act of 2002 prohibits them from directly or indirectly purchasing, selling or otherwise acquiring or transferring equity stock or derivative securities (including stock options) of WGL Holdings or Washington Gas during the Blackout Period.
In the Notice, the company designated Ms. Andrea Adams, Director, HR Regulation & Strategy, Washington Gas Light Company, 6801 Industrial Road, Springfield, VA 22151-4206, (703) 750-5584 to respond to inquiries about the blackout period.
The Notice was provided to directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibit is filed herewith:
99.1	Notice of Blackout Period to Directors and Executive Officers of WGL Holdings, Inc. and Washington Gas Light Company
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: September 9, 2011	/s/ William R. Ford
William R. Ford
Controller (Principal Accounting Officer)